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                                EXHIBIT TO S-4
                            REGISTRATION STATEMENT
                                 EXHIBIT 23.D
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of National City Bancshares, Inc. on Form S-4 of our report dated August 5, 1994 on the June 30, 1994 consolidated financial statements of United Financial Bancorp, Inc. which report is included in the 1994 Annual Report on Form 10KSB of United Financial Bancorp, Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                            Crowe, Chizek and Company

Indianapolis, Indiana

June 26, 1995